                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                              TCW/DW BALANCED FUND
                              30 day as of 9/30/95


                          6
YIELD = 2((((a-b)/cd) + 1)  -1)



WHERE:  a = Dividends and interest earned during the period

        b = Expenses accrued for the period

        c = The average daily number of shares outstanding during the period that were entitled to receive dividends

        d = The maximum offering price per share on the last day of the period


                                                                       6
YIELD = 2((((310,148.52 - 183,943.14)/10,275,806.617 X 10.45299)+1) -1)


      = 1.414095%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                         TCW/DW BALANCED FUND

(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)


(B) TOTAL RETURN (NO LOAD FUND)

                                 _                                  _
                                |        ______________________  |
FORMULA:                        |       |                        |
                                |  /\ n |          EV            |
                     t  =       |    \  |     -------------      |  - 1
                                |     \ |           P            |
                                |      \|                        |
                                |_                              _|

                                    EV
                    TR  =       ----------   - 1
                                     P


               t = AVERAGE ANNUAL COMPOUND RETURN
               n = NUMBER OF YEARS
              EV = ENDING VALUE
               P = INITIAL INVESTMENT
              TR = TOTAL RETURN

                                           (B)                                                (A)
  $1,000             EV AS OF                TOTAL                  NUMBER OF                AVERAGE ANNUAL
INVESTED - P        30-Sep-95              RETURN - TR               YEARS - n            COMPOUND RETURN - t
--------------    --------------           -----------           -----------------           ------------------------
  30-Sep-94         $1,119.70                  11.97%                         1.00                     11.97%

  29-Oct-93         $1,066.00                   6.60%                         1.92                      3.38%

(C)         GROWTH OF $10,000
(D)         GROWTH OF $50,000
(E)         GROWTH OF $100,000


FORMULA:    G= (TR+1)*P
            G= GROWTH OF INITIAL INVESTMENT
            P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

$10,000           TOTAL                     (C)   GROWTH OF            (D)   GROWTH OF             (E)   GROWTH OF
INVESTED - P      RETURN - TR              $10,000 INVESTMENT- G      $50,000 INVESTMENT- G       $100,000 INVESTMENT- G
-----------       -----------              ------------------------------------------------------------------------------
  29-Oct-93              6.60                   $10,660                       $53,300                      $106,600